Exhibit 99.1

Virtusa Announces Definitive Agreement to Acquire a Majority Interest in Polaris Consulting & Services, Ltd.

•                  Virtusa and Polaris would together create a leading global provider of end-to-end IT services and solutions to banking and financial services (“BFS”) industry segment.

•                  Virtusa and Polaris collectively will have approximately 18,000 (1) employees, generating $826 million of pro forma revenue(2) for the twelve months ended September 30, 2015.

•                  On a non-GAAP basis, transaction is estimated to be ($0.08) dilutive to fiscal fourth quarter 2016 EPS, slightly dilutive to fiscal year 2017 EPS, and accretive thereafter.

Westborough, MA — (November 5, 2015) Virtusa Corporation (NASDAQ GS: VRTU), a global business consulting and IT outsourcing company that combines innovation, technology leadership and industry solutions to transform the customer experience, today announced that it has entered into a definitive agreement to acquire a majority interest in Polaris Consulting & Services, Ltd. (“Polaris”) (BSE: POLARIS NSE: POLARIS MSEI: POLARIS), a global provider of IT solutions primarily to the banking and financial services industry segment, for approximately $270 million. The transaction consideration includes both the 51.7% majority interest and an unconditional mandatory open offer to purchase up to 26%(3) of the outstanding shares of Polaris from the public shareholders of Polaris (as further described below in “Terms and Financing of the Polaris Transaction”). In addition, upon closing of the Polaris transaction, Citigroup Technology Group, Inc. (“Citi”) has agreed to designate Virtusa and Polaris as a preferred vendor for Global Technology Resource Strategy (“GTRS”) for the provision of IT services to Citi on an enterprise-wide basis.

As of September 30, 2015, Chennai, India-based Polaris had approximately 7,650(1) employees, serving its global client base through 12 development centers. For the six months ended September 30, 2015, Polaris generated total pro forma revenue(2) of approximately $150 million. Polaris had cash, cash equivalents, and short-term and long-term investments of approximately $44.8 million(4) as of September 30, 2015.

Upon the closing of the Polaris transaction, the combination of Virtusa and Polaris would create a leading global provider of IT services and solutions to the banking and financial services industry segment. The acquisition would combine Virtusa’s deep domain expertise in consumer and retail banking with Polaris’ proven strength in corporate and investment banking. This combination would provide an end-to-end portfolio of differentiated solutions to the global banking and financial services industry segment, improving the combined entity’s competitive position, and expanding its addressable market. Virtusa expects to realize over $100 million of cumulative revenue synergies over the next three fiscal years from the business combination.

The Polaris transaction is expected to close during Virtusa’s fourth fiscal quarter ending March 31, 2016. The closing of the definitive agreement and the unconditional mandatory open offer to purchase shares from the public shareholders of Polaris are each subject to customary conditions, including receipt of required regulatory approvals.

Commenting on the transaction, Kris Canekeratne, Virtusa’s Chairman and CEO, stated, “Polaris brings a terrific team and an attractive, blue-chip client base to our organization. The combination of Virtusa and Polaris will enable us to provide end-to-end global BFS services and solutions, expand our addressable market, and position us to pursue larger consulting and outsourcing opportunities. We are enthusiastic about working with the Polaris team to build out our platform and offer clients a distinctive set of offerings.”

Jitin Goyal, Chief Executive Officer & Executive Director of Polaris, said, “Virtusa and Polaris share a common goal of delivering best-in-class solutions and the highest level of service excellence to our clients. I believe the combination of the two companies will enable us to better address our clients’ most critical business objectives.”

Terms and Financing of the Polaris Transaction

Virtusa, through its India subsidiary, Virtusa Consulting Services Private Limited (“Virtusa India”), has entered into a definitive agreement to acquire all of the outstanding shares of Polaris held by Mr. Arun Jain, founder and chairman of Polaris, Orbitech Private Limited, and certain other minority stockholders, representing an aggregate of approximately 51.7%(5&6) of the fully diluted outstanding shares of Polaris for $3.38 per share (INR 220.73 per share) (7), for an aggregate purchase consideration under the definitive agreement of approximately $180 million (INR 11,728.08 million) (7).

In addition, in accordance with the requirements of the Indian securities regulator, the Securities and Exchange Board of India (“SEBI”) and the applicable Indian rules on Takeovers, Virtusa India shall make an unconditional mandatory open offer to Polaris’ public shareholders to purchase up to an additional 26%(3) of the outstanding shares of Polaris. The aggregate price for the shares to be purchased in the unconditional, mandatory open offer, assuming full tender and the offer price remaining unchanged, is estimated at approximately $90 million (INR 5,877 million) (7).

Virtusa intends to finance the transaction through a combination of cash on its balance sheet and debt. Virtusa has secured commitments for senior secured debt financing of $300 million from J.P. Morgan Chase Bank, N.A. and Bank of America, N.A., in support of the transaction, comprised of a $100 million revolving credit facility and a $200 million multi-draw term loan.  Interest under this facility accrues at a rate per annum of LIBOR plus 2.75%, subject to step-downs based on Virtusa’s ratio of debt to earnings before interest, taxes, depreciation, and amortization, adjusted for stock compensation expense (“adjusted EBITDA”). Virtusa intends to enter into an interest rate swap agreement to minimize interest rate exposure. The term of the facility is five years from date of close. The definitive credit agreement governing the facility will include a maximum debt to adjusted EBITDA ratio and a minimum fixed charge ratio. This facility will replace Virtusa’s existing $25 million credit facility with J.P. Morgan Chase Bank, N.A.

Financial Overview of the Polaris Transaction

In the fiscal third quarter ending December 31, 2015, Virtusa expects to incur approximately $0.6 million of transaction expenses related to the Polaris transaction.

For the fiscal fourth quarter ending March 31, 2016, assuming an early January 2016 close, Virtusa management currently expects Polaris to contribute revenue of approximately $70 million and to be approximately ($0.55) dilutive to Virtusa’s GAAP earnings per share, including approximately ($0.23) of dilution from acquisition-related charges. On a non-GAAP basis, Virtusa management expects the Polaris transaction to be approximately ($0.08) dilutive to earnings per share. Both the GAAP and non-GAAP EPS estimates include approximately ($0.07) of dilution from interest on debt to finance the transaction.

Virtusa management currently expects the Polaris combination to be slightly dilutive to non-GAAP earnings per share for fiscal year 2017, inclusive of expected revenue synergies including preferred vendor status at Citi offset by contractual productivity savings commitments for a period of two years at Citi, if not achieved, would require Virtusa to provide certain minimum discounts, and higher interest expense from deal-related financing. Virtusa management currently expects Polaris to be accretive to non-GAAP EPS in fiscal year 2018 and beyond, taking into account expected acceleration of revenue synergies, balance sheet deleveraging, tax benefits related to interest expense, and anticipated additional equity investments.

Advisors

J.P. Morgan acted as financial advisor to Virtusa. Goodwin Procter, LLP and ALMT Legal Bangalore acted as legal advisors to Virtusa. Credit Suisse acted as primary financial advisor and Spark Capital as co-advisor to Polaris. J Sagar Associates acted as legal advisor for Polaris and AZB & Partners acted as legal advisor for Orbitech.

Financial Outlook

Virtusa management has updated its current financial guidance:

•                  Third quarter fiscal 2016 revenue is expected to be in the range of $150 to $153 million. GAAP diluted EPS is expected to be in the range of $0.39 to $0.41 and non-GAAP diluted EPS is expected to be in the range of $0.54 to $0.56.

•                  Fiscal year 2016 revenue is expected to be in the range of $654.6 to $661.6 million. GAAP diluted EPS is expected to be in the range of $1.02 to $1.08 and non-GAAP diluted EPS is expected to be in the range of $2.07 to $2.13.

Virtusa’s current GAAP diluted EPS guidance for the third fiscal quarter and the full fiscal year ending March 31, 2016 reflects the inclusion of Polaris transaction and integration expenses of $0.6 million and $10.0 million, respectively.

The Company’s third quarter and fiscal year 2016 diluted EPS both estimate an average share count of approximately 30.1 million,  (assuming no further exercises of stock-based awards) and assume a stock price of $56.99, which was derived from the average closing price of the Company’s stock over the five trading days ended on October 30, 2015.  Deviations from this stock price may cause actual EPS to vary based on share dilution from Virtusa’s stock options and stock appreciation rights.

Conference Call and Webcast

Virtusa will host a conference call today, November 5, 2015 at 8:00 AM Eastern time to discuss the Polaris transaction, current financial guidance, and other corporate developments. To access this call, please dial 800-895-1085 (domestic) or 785-424-1055 (international). A replay of this conference call will be available through November 12, 2015 at 877-870-5176 (domestic) or 858-384-5517 (international).  The replay passcode is 117179.  A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.virtusa.com), and a replay will be archived on the website as well.

About Virtusa

Virtusa provides end-to-end information technology (IT) services to Global 2000 companies. These services, which include IT consulting, application maintenance, development, systems integration and managed services, leverage a unique Platforming methodology that transforms clients’ businesses through IT rationalization. Virtusa helps customers accelerate business outcomes by consolidating, rationalizing, and modernizing their core customer-facing processes into one or more core systems.

Virtusa delivers cost-effective solutions through a global delivery model, applying advanced methods such as Agile and Accelerated Solution Design to ensure that its solutions meet the clients’ requirements. As a result, its clients simultaneously reduce their IT operations cost while increasing their ability to meet changing business needs.

Founded in 1996 and headquartered in Massachusetts, Virtusa has operations in North America, Europe, and Asia.

© 2011 - 2015 Virtusa Corporation. All rights reserved.

Virtusa, Accelerating Business Outcomes, BPM Test Drive and Productization are registered trademarks of Virtusa Corporation. All other company and brand names may be trademarks or service marks of their respective holders.

About Polaris Consulting & Services Ltd

Polaris Consulting & Services Ltd. is a leader in solutions and services that enable operational productivity for the global financial services industry. With a strong strategic consulting focus backed with high performance delivery in digital enterprise, payments, risk and compliance and data and analytics, Polaris’ services are strongly differentiated, with a formidable reputation in global consumer banking, treasury and capital markets, global transaction banking, insurance and enterprise commerce. Polaris’ services include process engineering, solution consulting, system integration, application development and maintenance, production support, testing, and infrastructure management. To deliver these services, Polaris has invested heavily in building deep functional and domain-specific models, tools and accelerators, which enable it to deliver higher productivity and better quality to its BFSI clientele.

The high performance outsourcing (HPO) model with aggressive performance-based outcome metrics also leverages highly domain specialized horizontal practices like high performance testing, infrastructure management, mainframe practice, CRM practice and BPO. Digital enterprise solutions extend across retail, logistics, manufacturing and enterprise commerce. With 12 development centers across the world, Polaris is represented by approximately 7,650(1) solution architects, domain & technology experts, and sales and shared services professionals. For more details, please visit www.polarisft.com

Non-GAAP Financial Information

This press release includes certain non-GAAP financial metrics as defined by Regulation G by the Securities and Exchange Commission, which Virtusa believes will provide additional insights to measure the operational performance of the business. These non-GAAP financial metrics are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial metrics calculated in accordance with GAAP, and may be different from non-GAAP metrics used by other companies. In addition, these non-GAAP metrics should be read in conjunction with Virtusa’s financial statements prepared in accordance with GAAP.

This press release presents Non-GAAP diluted earnings per share, which is defined as: diluted earnings per share, as reported on Virtusa’s consolidated statements of income, excluding the estimated tax adjusted per share impact of stock-based compensation, acquisition-related charges and foreign currency transaction gains and losses.

Footnotes

(1) Pro forma Polaris employees adjusted for certain expected Polaris line of business divestitures.

(2) Pro forma combined company revenue is adjusted for certain expected Polaris line of business divestitures and estimated Polaris U.S. GAAP adjustments.  These pro forma figures do not represent “pro forma” amounts determined in accordance with the SEC’s rules and regulations, including Article 11 of Regulation S-X, do not reflect any pro forma adjustments resulting from the proposed transaction, and should not be taken to represent how Virtusa would have performed on a historical basis had Polaris’ operations been included in the period presented, or how Virtusa will perform in any future period.

(3) Estimated ownership on a fully diluted basis, inclusive of all outstanding shares and vested and unvested options, as of the 10th working day from the date of the closing of the mandatory unconditional offer.

(4) Based on an INR to US Dollar conversion rate of 65.59 as of September 30, 2015.

(5) Based on fully-diluted capitalization of Polaris.

(6) Under the Indian Takeover Regulations, Virtusa India is required to make an offer to Polaris’ public shareholders to purchase an additional 26% of the outstanding shares of Polaris. If the mandatory unconditional offer is fully subscribed, and, when coupled with the 51.7% of Polaris shares acquired under the share purchase agreement, the shares held are in excess of 74.99%, Virtusa India will be required to sell within one year of the closing of shares tendered in the mandatory offer process, shareholdings in excess of 74.99%.

(7) Based on an INR to US Dollar conversion rate of 65.22.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding, Virtusa’s expectations concerning management’s forecast of financial performance, the growth of our business and management’s plans, objectives, and strategies, the expected timing of the completion of the acquisition of Polaris described in this press release and the related debt financing; the expected benefits of the transaction, including revenue synergies and an expanded relationship with Citi; Virtusa’s immediate and long-term financial expectations for the combined business, including expected growth, expected pro forma revenue following conversion of Polaris’ historical financial statements into U.S. GAAP, pro forma GAAP and Non-GAAP earnings per share; expectations regarding fiscal 2016, 2017 and 2018 performance of the combined business; and the future operation, direction and success of the combined businesses. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “see,” “seeks,” “estimates,” “will,” “should,” “may,” “confident,” “positions,” “look forward to,” and variations of such words or words of similar meaning and the use of future dates. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that these plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation,: Virtusa’s ability to close on the definitive agreement with Polaris and to close on the mandatory unconditional offer, and if so, in a timely manner; the possibility that Virtusa may not receive the anticipated financing or financing on the terms expected; the possibility that the closing conditions to the contemplated transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; the effects of disruption of Virtusa’s current plans and operations caused by the announcement of the contemplated transaction, which may cause Virtusa’s stock price to decrease or make it more difficult to maintain relationships with employees, customers, vendors and other business partners; the possibility that the business of Polaris may suffer as a result of uncertainty surrounding the transaction or that Polaris may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors; the risk that stockholder litigation or other legal proceedings in connection with the contemplated transaction may affect the timing or occurrence of the contemplated transaction or result in significant costs of defense, indemnification and liability; Virtusa’s ability to close on the mandatory unconditional offer at the consideration offered or with the Polaris public stockholders meaningfully participating in such offer, the failure of which could result in an increase in the consideration offered to paid to the stockholder, and if so, the ability to finance such higher than expected consideration,  manage an Indian public company, incur unexpected costs, liabilities or delays in connection with the Polaris acquisition; unanticipated acquisition related costs and negative effects on Virtusa’s reported results of operations from acquisition-related charges; the possibility of any failure to realize the intended benefits of the contemplated transaction, including the inability to integrate Virtusa’s and Polaris business and operations or to realize the anticipated synergies in the expected amount or within the anticipated time frames or cost expectations or at all; the possibility that Virtusa’s estimated combined or standalone guidance may differ from expectations.  For additional disclosure regarding these and other risks faced by Virtusa, see the disclosure contained in Virtusa’s public filings with the Securities and Exchange Commission, including Virtusa’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015 and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.

Media Contact:

Amy Legere

Greenough
(617) 275-6517

alegere@greenough.biz

Investor Contacts:

William Maina

ICR

646-277-1236

william.maina@icrinc.com